POWER OF ATTORNEY

     Each of the undersigned hereby appoints John Vakoutis and John C. Prior, and each of them individually, his or her attorney-in-fact and agent, with full powers of substitution and resubstitution, to execute on his or her behalf in any and all capacities the Registration Statement on Form S-3 to be filed under the Securities Act of 1933 for the registration of the sale of Common Stock of Curative Health Services, Inc. (the "Company") by the Company, and to execute and to perform any acts necessary to be done in order to file any and all pre-effective and post-effective amendments thereto, and any and all instruments or documents filed as part of or in connection with such Registration Statement or amendments thereto, and hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


Effective as of: June 14, 1996


/s/ Gerardo Canet                            /s/ Gerard Moufflet
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Gerardo Canet                                Gerard Moufflet


/s/ Lawrence Hoft                            /s/ Lawrence J. Stuesser, Jr.
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Lawrence Hoft                                Lawrence J. Stuesser, Jr.

/s/ Timothy I. Maudlin                       /s/ John Vakoutis
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Timothy Maudlin                              John Vakoutis